Exhibit 10.5
Form of Acknowledgement of and Agreement to the Incentive Compensation Recoupment Policy

PARTICIPANT DECLARATIONS

Bank of America Incentive Compensation Recoupment Policy Acknowledgement and Agreement
By checking the “Acknowledge and Agree” box below, I acknowledge and agree that I have received and reviewed this Acknowledgment and Agreement Form and the Bank of America Incentive Compensation Recoupment Policy (please review the Policy by clicking the “Bank of America Incentive Compensation Recoupment Policy” link below). Furthermore, by checking the “Acknowledge and Agree” box, I acknowledge and agree that I am fully bound by, and subject to, all of the terms and conditions of the Bank of America Incentive Compensation Recoupment Policy, as may be amended, restated, supplemented, or otherwise modified from time to time (the “Policy”).

I acknowledge and agree that my acceptance of this Acknowledgement and Agreement Form is in consideration of, and is a condition to, my continued employment and my receipt of future incentive awards from Bank of America, though nothing in this Acknowledgement and Agreement Form shall obligate Bank of America to make any award. In the event of any inconsistency between the Policy and the terms of any other agreement to which I am a party, or to the terms of any compensation plan, program, agreement or arrangement under which any compensation covered by the Policy is payable, the terms of this Policy shall govern and shall be deemed incorporated into all such plans, programs, agreements or arrangements, including and without limitation, any awards granted prior to the date hereof and those granted in the future.

In the event any compensation is subject to recoupment or recovery under the terms of the Policy, I agree to promptly take any action necessary to effectuate the recoupment or recovery of such compensation by Bank of America. Furthermore, if I fail to repay any compensation that is owed to Bank of America under the Policy, I agree to reimburse Bank of America for all expenses (including legal expenses) incurred by Bank of America in recovering such compensation.

Please note if you defer acceptance of this Acknowledgment and Agreement Form by checking the “Defer” box below, you will be required to return to Benefits Online later to finish its completion.

Bank of America Incentive Compensation Recoupment Policy [link]